UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 13, 2021, Comtech Telecommunications Corp. issued a press release, a copy of which can be found below:

Comtech Urges Stockholders to Vote Today on the BLUE Proxy Card for All of Comtech’s Nominees

Comtech’s Board, including its two director nominees, has driven strong performance, transformative acquisition strategy, thoughtful Board refreshment, and access to critical new growth capital

Outerbridge’s candidate Sidney Fuchs’ election risks key customer relationships; Wendi Carpenter brings no relevant experience

MELVILLE, N.Y.--(BUSINESS WIRE)-- December 13, 2021-- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today issued the below letter to shareholders reiterating its recommendation to vote the BLUE proxy card FOR Comtech’s highly qualified director nominees, Judy Chambers and Larry Waldman.

The full text of the letter follows:

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE ENCLOSED BLUE PROXY CARD TODAY FOR COMTECH’S HIGHLY QUALIFIED DIRECTORS

Dear Fellow Shareholder:

We are rapidly approaching the December 17 Annual Meeting and your vote is extremely important to Comtech’s future.

Our Board and management team, including our director nominees, Judy Chambers and Larry Waldman, are executing a highly successful, targeted strategy that is delivering results for shareholders. Our current Board has the right mix of skills, experience, diversity, and viewpoints to deliver on its strategy to create even greater shareholder value going forward.

In contrast, Outerbridge Capital Management has nominated two director candidates who lack the skills and experience necessary to create shareholder value and provide sound corporate governance. Indeed, only one of their candidates has relevant industry experience; however, he would threaten a number of our customer relationships – and our commercial success – given his position on the board of one of their competitors.

We urge you to vote the BLUE proxy card today for Comtech’s highly qualified director nominees and ignore any White proxy card you may receive from Outerbridge, considering the following:

Comtech has taken and continues to take transformative actions to enhance its leadership position in attractive growth markets and accelerate growth and profitability:

•	Executed a thoughtful M&A strategy to reorient Comtech’s portfolio around two high-growth end markets – satellite communications and 911 public safety – that are at the beginning of a sustained investment and renewal cycle expected to persist for years.

•	Drove significant new business wins across segments, including $200 million in multi-year next-generation 911 contracts and a new, large multi-year satellite technology contract with strong potential to generate hundreds of millions of dollars in incremental revenue over the next several years.

•	Delivered five-year total shareholder returns of 126.7%, outperforming the S&P 600, which returned 99.7%, the NASDAQ Telecommunications Index, which returned 87.5%, and the appropriate peer set, who returned 36.7%.[1]

•	Secured a $100 million investment from current stockholder White Hat Capital Partners, LP and Magnetar Capital LLC, more than doubling Comtech’s accessible capital given limitations under existing credit facilities. The proceeds of this investment will fund Comtech’s next phase of growth, including additional capital investments to service recent contract wins across our next-generation 911 and satellite communications markets as well as attractive M&A opportunities.

•	Completed a multiyear succession process with the announcement of new CEO Mike Porcelain, empowering the right leader with the operational and executional expertise necessary to drive Comtech’s next phase of growth forward. Armed with new oversight and new capital, Comtech is poised to capitalize on a generational tech-renewal cycle in its core satellite communications and next-generation 911 markets.

Comtech has refreshed its Board, and its nominees bring the right skills and experience to continue creating shareholder value:

•	The Board accelerated a deliberate director refreshment process first initiated in 2015 that resulted in the appointment of four qualified new directors, the planned retirement of three longstanding directors, completion of a multi-year succession planning process, and Board declassification as part of the Company’s commitment to strong governance.

•	Judy Chambers was appointed to our Board in August 2021 following a multi-month evaluation process, adding extensive experience interfacing with regulatory authorities as it relates to major infrastructure projects, addressing the interests and concerns of institutional investors, and providing fresh perspectives and leadership for ESG initiatives.

•	Larry Waldman’s 35-plus years of experience in accounting, auditing, and internal controls provide our Board critical expertise in complex global accounting. He has been instrumental in transforming Comtech into an industry leader in NextGen 911 and satellite ground station technologies and continues to be critical to the Company's long-term success. Since Mr. Waldman joined the Board in 2015, Comtech’s annual revenues have grown from $307 million to $582 million.

Outerbridge does not understand our business and its candidates are unqualified to oversee Comtech’s strategic plan:

•	Outerbridge has no value creation plan beyond writing public letters riddled with inaccuracies and misleading, unsubstantiated claims, seemingly to divert attention from significant flaws in its candidates.

•	Sidney Fuchs’ role as Chairman of Eutelsat America Corp., a major competitor to several of our largest customers, presents a material and irreducible conflict of interest. On this topic, the only relevant opinions are those of Comtech’s key customers, a number of whom have already reached out to us to express grave concerns about their continued relationship with Comtech should Fuchs join our Board. This perception is not addressable through an Organizational Conflict of Interest (“OCI”) mitigation plan as Outerbridge has suggested. And assurances from Eutelsat’s General Counsel do nothing to assuage the concerns of Comtech’s customers. We reiterate, Mr. Fuchs’ election would significantly damage key customer relationships and negatively affect prospective business opportunities.

•	Wendi Carpenter does not bring any relevant experience to Comtech’s business – whether industry, technical, financial, accounting, M&A, or for-profit operational – and has no prior background in our core markets. She sits on the Board of only one company, SkyWater Technology, whose share price fell 36% following disappointing third quarter earnings and whose principal accounting officer resigned without explanation.

In contrast, Comtech has a clear plan to create even more value for shareholders, including:

•	Capitalizing on multi-year investment cycles across end markets: Executing on our $1.2 billion plus of revenue visibility as well as our new contract for customized next-generation satellite technology;

•	Investing for growth: Committing more than $30 million in capital investments to complete the build-out of two new, state-of-the-art production facilities and deploying our recent $100 million strategic investment towards additional growth opportunities, including acquisitions;

•	Increasing companywide collaboration: Leveraging our satellite relationships to further expand international penetration of our public safety trusted location product and to exploit additional emerging opportunities such as cyber training for state and local 911 agencies;

•	Expanding our talent pool: Making strategic hires in key areas, such as bringing onboard a new Chief Operating Officer to further increase operating efficiency and Head of Investor Relations to enhance our communications with the investment community;

•	Modernizing corporate branding: Consolidating multiple websites to maximize “Comtech” name brand awareness, refreshing our investor relations website, and expanding our social media presence; and

•	Optimizing segment reporting structure: Finalizing our Board’s assessment of our segment reporting to highlight the value of our unique portfolio and revisiting non-GAAP reporting metrics.

We urge you to support your Board by using the enclosed BLUE proxy card to vote today FOR Comtech’s two highly qualified director nominees, Judy Chambers and Larry Waldman. Please do not return or otherwise vote using any White proxy card you may receive from Outerbridge.

Thank you for your support,

Board of Directors
Comtech Telecommunications Corp.

YOUR VOTE IS VERY IMPORTANT!

To ensure your shares are represented, please follow the easy instructions on the BLUE proxy card to vote by telephone, by internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the BLUE “VOTE NOW” button in the accompanying email. Please simply disregard any White proxy card you may receive from Outerbridge.

If you have any questions or require any assistance with voting your shares, please call Comtech’s proxy solicitor, Innisfree M&A Incorporated:

Toll-Free: (877) 750-8198 (from the U.S. and Canada)

Or +1 (412) 232-3651 (from other locations)

Comtech’s definitive proxy materials and other materials regarding the Board’s recommendation for the Fiscal 2021 Annual Meeting of Stockholders can be found at www.ComtechCreates.com.

1 Source: Bloomberg market data as of October 29, 2021. Peers selected are global communications solutions and services providers with both commercial and government customers; limited to entities with market capitalization under $10 billion. Selected peers consist of Elbit, Gilat, KVH Industries, ST Engineering, and Viasat. Total stockholder returns assume dividends are reinvested at the risk free rate.

Media Contact

Kekst CNC

Nicholas.Capuano@kekstcnc.com

(212) 521-4800

Investor Contact

Comtech Investor Relations

Investors@comtech.com

(631) 962-7005

Source: Comtech Telecommunications Corp.

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information above contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.ComtechCreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.